Exhibit 10.ac

TRUSTMARK CORPORATION

PERFORMANCE UNIT AGREEMENT

(Associate)

Granted <<grant date>>

This Performance Unit Agreement (“Agreement”) between you and Trustmark Corporation, a Mississippi corporation (“Trustmark”), evidences a grant of Performance Units (the “Award”) under the Trustmark Corporation Stock and Incentive Compensation Plan (the “Plan”), as of <<grant date>> (the “Award Date”). This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency or conflict between this Award Agreement and the Plan, the Plan shall govern.

WHEREAS, Trustmark maintains the Plan under which the Committee or Board may, among other things, award Performance Units to such key associates of Trustmark and its Subsidiaries as the Committee or Board may determine, subject to terms, conditions and restrictions as it may deem appropriate; and

WHEREAS, pursuant to the Plan, Trustmark, upon recommendation by the Committee and approval by Trustmark’s Board, grants the Award to you subject to the terms of this Agreement and acceptance by you of this Agreement.

NOW THEREFORE, in consideration of the services and benefits that you will provide to Trustmark and its Subsidiaries and of the covenants contained in this Agreement, the parties hereby agree as follows:

1.
Definitions. Capitalized terms used herein shall have the meanings ascribed to them in the Plan, except as otherwise defined in this Agreement (including EXHIBIT B).
2.
Grant of the Award. Trustmark hereby grants you an Award of the number of Restricted Stock Units, which shall be designated as “Performance Units”, and the potential to earn “Achievement Units”, as set forth on your summary page for performance stock units on the internet hosting website designated by Trustmark for the Plan. This Agreement shall not become legally binding unless you have accepted this Agreement by the Agreement due date noted with respect to the Award on the internet hosting website designated by Trustmark for the Plan (or such later date as the Chairman of the Committee may accept). If you fail to timely accept this Agreement, the Award shall be cancelled and forfeited.
3.
Vesting. Your Award shall vest as follows:

(a)
General Vesting. Except as otherwise provided in Sections 3(b), 3(c) and 4 below, if you remain continuously employed throughout the period from <<beginning of measurement period>> through <<end of measurement period>> (the “Performance Period”), your Award shall vest as of the last day of the Performance Period to the extent that the Performance Goals as set forth on EXHIBIT A are achieved, and any balance of the Award which does not vest shall be forfeited.
(b)
Qualifying Termination. If a Qualifying Termination (as defined below) occurs after <<date>>, but prior to the last day of the Performance Period, you will retain a Pro-Rata Portion (as defined below) of your Performance Units and have the potential to earn a Pro-Rata Portion of your Achievement Units, in each case based on the number of months you were employed during the Performance Period before the Qualifying Termination.

The “Pro-Rata Portion” is the amount calculated by multiplying the number of Performance Units by a fraction, the numerator of which is the number of complete calendar months from the beginning of the Performance Period to and including the date of the Qualifying Termination (such numerator not to exceed <<#>>), and the denominator of which is <<#>>. Any portion of

Exhibit 10.ac

the Award in excess of the Pro-Rata Portion shall be forfeited as of the date of the Qualifying Termination.

The Pro-Rata Portion shall not vest as of the date of the Qualifying Termination, but shall instead vest at of the end of the Performance Period only to the extent that the Performance Goals are achieved at the end of the Performance Period as set forth in EXHIBIT A. Any balance of the Pro-Rata Portion that does not vest at the end of the Performance Period shall be forfeited as of the end of the Performance Period.

“Qualifying Termination” means one of the following events, where there is no Cause for Trustmark to terminate your employment:

i.
Retirement. Your retirement from employment with the consent of the Committee or its delegate, at or after age sixty-five (65).
ii.
Termination without Cause. An involuntary termination of your employment with Trustmark and its Subsidiaries; or
iii.
Termination for Good Reason not associated with a Change in Control. A termination of your employment with Trustmark and its Subsidiaries at your own initiative for Good Reason (as defined in this Section 3(b)(iii)). As used in this Section 3(b)(iii), “Good Reason” means “Good Reason” as defined in your Employment Agreement (but only if you have an Employment Agreement and your Employment Agreement defines “Good Reason”). As used herein, “Employment Agreement” means a written individual employment agreement or change in control agreement as in effect on the Award Date between you and Trustmark or one of its Subsidiaries. If you do not have an Employment Agreement or your Employment Agreement does not define “Good Reason”, this Section 3(b)(iii) shall not apply;
iv.
Termination for Good Reason associated with a Change in Control. A termination of your employment with Trustmark and its Subsidiaries at your own initiative for Good Reason (as defined in this Section 3(b)(iv)) that occurs within the period beginning on the date on which a Change in Control (as defined in the Plan) occurs and ending on the two (2) year anniversary thereof. As used in this Section 3(b)(iv), “Good Reason” means (A) “Good Reason” as defined in your Employment Agreement (but only if you have an Employment Agreement and your Employment Agreement defines “Good Reason”), or (B) if you do not have an Employment Agreement or your Employment Agreement does not define “Good Reason”, any of the following: (1) a material diminution in your authority, duties or responsibilities; (2) a material diminution in your base compensation; or (3) any requirement by Trustmark to change your principal location of employment by more than fifty (50) miles. You are required to provide notice to Trustmark of the existence of a condition that may constitute “Good Reason” within a ninety (90) day period of the initial existence of the condition, upon the notice of which Trustmark shall have thirty (30) days to remedy the condition. If the condition is remedied within thirty (30) days, then “Good Reason” does not exist. If the condition is not remedied within thirty (30) days, then you must resign within ninety (90) days of the expiration of the remedy period.

If a Vesting Acceleration Event (as defined below) occurs after a Qualifying Termination and before the end of the Performance Period, the Pro-Rata Portion will immediately vest. The Performance Period is shortened as of the end of the calendar quarter ending on or before the Vesting Acceleration Event to the extent that the Performance Goals are achieved as set forth in

Exhibit 10.ac

EXHIBIT A. Any balance of the Pro-Rata Portion that does not vest upon the Vesting Acceleration Event shall be forfeited as of the date of such event.

(c)
Vesting Acceleration Event. If a Vesting Acceleration Event occurs after <<date>>, but prior to the last day of the Performance Period, and if you have not previously forfeited your Award under Section 4 below, a Pro-Rata Portion of your Award will be eligible for vesting based on the number of months you were employed during the Performance Period before the Vesting Acceleration Event.

The Pro-Rata Portion is calculated by multiplying the number of Performance Units by a fraction, the numerator of which is the number of complete calendar months from the beginning of the Performance Period to and including the date of the Vesting Acceleration Event (such numerator not to exceed <<#>>), and the denominator of which is <<#>>.

The Pro-Rata Portion of your award will vest as of the Vesting Acceleration Event. The Performance Period is shortened as of the end of the calendar quarter ending on or before the Vesting Acceleration Event to the extent that the Performance Goals are achieved as set forth in EXHIBIT A. Any balance of the Pro-Rata Portion that does not vest upon the Vesting Acceleration Event shall be forfeited as of the date of such event. Any balance of your Award that does not vest at the end of the Performance Period shall be forfeited as of the end of the Performance Period.

“Vesting Acceleration Event” means one of the following events, where there is no Cause for Trustmark to terminate your employment:

i.
Death. A termination of your employment with Trustmark and its Subsidiaries due to your death; or
ii.
“Disability”. A termination of your employment with Trustmark and its Subsidiaries due to your disability as defined in Treas. Reg. § 1.409A-3(i)(4).
4.
Forfeiture.
(a)
Cessation of Employment. If your employment terminates during the Performance Period and neither Section 3(b) nor Section 3(c) applies, the Performance Units and Achievement Units shall be immediately and automatically forfeited as of the date you cease to be an employee of Trustmark or its Subsidiaries. For this purpose, transfer of employment among Trustmark and its Subsidiaries is not a termination or cessation of employment.
(b)
Termination for Cause. If your employment is terminated for Cause before your Performance Units or Achievement Units are settled, and notwithstanding any other provision of this Agreement, you shall immediately forfeit all Performance Units and Achievement Units, whether or not vested, and no Shares shall be issued or Dividend Equivalent (as defined below) shall be paid.
5.
Voting Rights. Neither the Performance Units nor the Achievement Units are shares of stock. Therefore, you, and any person claiming under or through you, do not possess any voting or other shareholder rights by reason or receiving Performance Units or Achievement Units pursuant to this Agreement unless and until the Performance Units or Achievement Units are settled in Shares pursuant to Section 8 hereof.
6.
Dividend Equivalent. If Trustmark declares and pays a dividend in respect of its Stock and, on the record date for such dividend, you hold Performance Units granted pursuant to this Agreement and have the potential to earn related Achievement Units, Trustmark shall grant you an unvested right to receive an amount (the “Dividend Equivalent”) equal to the cash dividends you would have received if you were

Exhibit 10.ac

the holder of record, as of such record date, of the number of Shares related to the Performance Units that you hold as of such record date and any related Achievement Units that you have the potential to earn. Your Dividend Equivalent will vest if, when, and to the extent that the related Performance Units vest and Achievement Units are earned and will be paid to you during the Settlement Period (as defined below). No interest will be paid with respect to Dividend Equivalents. If any portion of the Performance Units or Achievement Units are forfeited, your Dividend Equivalent shall also be forfeited in the same proportion.
7.
At-Will Employment Acknowledgment. You understand and acknowledge that this Agreement does not in any manner affect your status as an Associate “at-will.” As such, this Agreement does not create an express or implied contract for employment with Trustmark or any of its Subsidiaries, for any purpose or term, nor does it in any way limit the right of Trustmark or any of its Subsidiaries to otherwise terminate your employment at any time, with or without cause or notice, or impact the terms set forth in any Associate handbook or policy manual. Trustmark and its Subsidiaries reserve the right to terminate your employment at any time for any reason, with or without notice. Termination of your employment is at the sole option of the management.
8.
Settlement. All determinations of performance shall be made and certified to in writing by the Committee. Trustmark shall issue Shares corresponding to vested Performance Units and vested Achievement Units, in each case net of any applicable withholding, within 2-1/2 months following end of the Performance Period, or, if applicable, a Vesting Acceleration Event (such time period, the “Settlement Period”). No fractional Shares shall be issued, and the Committee, in its discretion, shall determine whether any such fractional Shares will be used to satisfy any withholding obligation or whether cash will be issued in lieu of fractional Shares or whether such fractional Shares will be forfeited or otherwise eliminated.
9.
No Transfer Rights. Neither Performance Units nor Achievement Units may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of in any manner other than by will or by the laws of decent and distribution or court order or unless otherwise permitted by the Committee on a case-by-case basis.
10.
Internal Revenue Code Section 409A. It is intended that this Agreement, the Performance Units and the Achievement Units comply with, or are exempt from, the requirements of Section 409A of the Code (“Section 409A”), and this Agreement and the Plan shall be administered in a manner consistent with the foregoing intent.
11.
Taxes.
(a)
Withholding. Trustmark (or any of its Subsidiaries) shall have the right to retain and withhold a sufficient number of the Shares resulting from payout of this Award, or require you to remit to Trustmark (or any of its Subsidiaries) an amount sufficient to satisfy any federal, state, local or other tax withholding obligations as may be required by law.
(b)
Responsibility for Taxes. You acknowledge that there will be tax consequences with respect to the Award, and you should consult a tax adviser regarding your tax obligations. Regardless of the amount withheld pursuant to Section 11(a), you are solely responsible for paying all required taxes (other than Trustmark’s share of employment taxes) with respect to your Award.
12.
Compliance with Laws. The grant of the Performance Units and the Achievement Units and the issuance of any Shares pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any U.S. securities and other federal laws, rules and regulations and any other law, rule or regulation or exchange requirement applicable thereto. Trustmark reserves the right to impose other requirements on your participation in the Plan, on the Performance Units and the Achievement Units and on any Shares acquired under the Plan, to the extent Trustmark determines it is necessary or advisable to comply with applicable law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Exhibit 10.ac

Notwithstanding any other provision of this Agreement, Trustmark shall not be obligated to issue any Shares pursuant to this Agreement if the issuance thereof would result in a violation of any law.
13.
Clawback. You agree that the Award is subject to recoupment or clawback by Trustmark in accordance with Trustmark’s recoupment, clawback or similar policy as such may be in effect from time to time, as well as any similar provisions of applicable law, or Securities and Exchange Commission rule or regulation, or stock exchange requirement, which could in certain circumstances require repayment or forfeiture of the Award or any Shares or other cash or property received with respect to the Award (including any value received from a disposition of the Shares acquired upon payment of the Award).
14.
Business Protection.
(a)
Non-Solicitation. During the full term of your employment with Trustmark or any of its Subsidiaries, and for a period of six (6) months after your termination of employment with Trustmark and its Subsidiaries, whether your employment is terminated voluntarily or involuntarily by either you or Trustmark or any of its Subsidiaries, with or without cause or notice, you will not directly or indirectly, either for your own accord or through another party or entity (whether as director, officer, consultant, principal, employee, agent or otherwise), take any action, or attempt any action, in any manner within the “Restricted Area” (as defined below): (i) to solicit or divert, or attempt to solicit or divert, any person, concern or entity which is doing business with Trustmark or any of its Subsidiaries at the time of termination of your employment from doing business with Trustmark or any of its Subsidiaries or otherwise alter its relationship with Trustmark or any of its Subsidiaries; (ii) to induce or attempt to induce any customer or supplier of Trustmark or any of its Subsidiaries to cease being a customer or supplier of Trustmark or any of its Subsidiaries, or otherwise change its relationship with Trustmark or its Subsidiaries; (iii) to disclose, directly or indirectly, to any person, firm or corporation the names or addresses, or any other information pertaining to them, of any customers or clients of Trustmark or any of its Subsidiaries that you serviced or became acquainted during the term of your employment with Trustmark or any of its Subsidiaries; or (iv) to take any other action that is directly or indirectly competitive with Trustmark or any of its Subsidiaries with respect to any customers or clients doing business with Trustmark or any of its Subsidiaries at the time of termination of your employment with Trustmark and its Subsidiaries.
(b)
Anti-Raiding. During the full term of your employment with Trustmark and any of its Subsidiaries, and for a period of six (6) months after your termination of employment with Trustmark and its Subsidiaries, whether your employment is terminated voluntarily or involuntarily by either you or Trustmark or any of its Subsidiaries, with or without cause or notice, you will not directly or indirectly, either on your own accord or through another party or entity (whether as director, officer, consultant, principal, employee, agent or otherwise) attempt in any manner within the “Restricted Area” (as defined below) to solicit, employ or otherwise interfere with any of Trustmark’s or its Subsidiaries’ contracts or relationships with any other Associate, officer, director, shareholder or independent contractor, existing at the time of the termination of your employment with Trustmark and its Subsidiaries.
(c)
Restricted Area. You understand and agree that the provisions of this Agreement contained in this Section 14 (“Business Protection”), related to your restricted activities cover (i) all geographic locations where you perform or performed work for Trustmark or its Subsidiaries, and the areas extending 75 miles from said location(s), including all location(s) over which you had management or other functional responsibilities, regardless of whether you were physically located at said location, and (ii) all geographic locations where any person, customer, client, concern or entity which is doing business with Trustmark or its Subsidiaries at the time of the termination of your employment resides, exists, operates or does business, as well as the areas extending 75 miles from said location(s).

Exhibit 10.ac

(d)
Consideration. You agree that, in exchange for your continued employment with Trustmark or its Subsidiaries, as well as your eligibility to participate in the Plan and receive this Award, you are bound by the terms and conditions set forth in these restrictive, business protection covenants. You further acknowledge that your obligations within these restrictive, business protection covenants last for the duration of your employment with Trustmark or any of its Subsidiaries, and for a period of six (6) months thereafter, regardless of the vesting and/or forfeiture of the Restricted Stock Units subject to this Award. You also agree that you are bound by the terms of these restrictive covenants after agreeing to their terms initially and acknowledge the fact that you continue to be bound by these restrictive covenants even if you receive any additional awards/grants.
(e)
Acknowledgment. You have carefully considered the nature and extent of the restrictions upon you, and the rights and remedies conferred upon Trustmark and its Subsidiaries under this Agreement, and hereby acknowledge and agree that the same: (i) are reasonable in time and geographical scope and are designed to eliminate activities that would otherwise be unfair to Trustmark and its Subsidiaries, in light of the protectable interests of Trustmark, its Subsidiaries and their business operations; (ii) in the event your employment with Trustmark and its Subsidiaries terminates for any reason, will not prevent you from earning a livelihood without violating the above described restrictions; (iii) do not confer a benefit upon Trustmark or its Subsidiaries disproportionate to any detriment to you; and (iv) are fully required to protect Trustmark’s and its Subsidiaries’ legitimate, protectable interests as a leader in the banking and financial services industries involving confidential information including Trustmark’s and its Subsidiaries’ goodwill, relationships, confidential information and other legally recognized protectable interests.
(f)
Enforcement of Restrictive Covenants/Relief for Violations. You acknowledge that Trustmark and its Subsidiaries have a protectable interest in enforcing the non-solicitation and anti-raiding provisions of the Agreement for the full length of your employment and for the 6 month term following the termination of your employment. You agree that any violation of any provision of the Agreement will result in immediate, irreparable harm to Trustmark and its Subsidiaries and that money damages alone would not be an adequate remedy for any such violation. In addition to the rights and remedies conveyed in this Agreement, Trustmark and its Subsidiaries shall be entitled, and is expressly and irrevocably authorized by you, to seek specific enforcement and injunctive relief in a court of competent jurisdiction, without posting a bond or other security. This section shall in no manner be construed to limit other causes of action, rights, and relief to which Trustmark or its Subsidiaries may be entitled. You recognize that if Trustmark or any of its Subsidiaries is successful in obtaining any of the requested relief or damages under the terms of this Agreement, you must pay reasonable attorneys’ fees, costs and expenses incurred by Trustmark or its Subsidiaries in enforcing and obtaining relief or damages available under this Agreement. Without limiting the generality of the foregoing, the rights and remedies of Trustmark and its Subsidiaries, and your obligations under this Agreement, are in addition to any respective rights, remedies and obligations under applicable law (including, but not limited to, laws relating to misappropriation of trade secrets) and under any other agreement between you and Trustmark or any of its Subsidiaries.

15.
Miscellaneous.
(a)
Counterparts and Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement. This Agreement may be executed by a party's signature transmitted by electronic means, including through electronic acknowledgement, and copies of this Agreement executed and delivered by means of electronic signatures, including through electronic acknowledgement,

Exhibit 10.ac

shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon electronic signatures, including electronic acknowledgements, as if such signatures were originals. All parties hereto agree that an electronic signature page, including an electronic acknowledgement, may be introduced into evidence in any proceeding arising out of or related to this Agreement as if it were an original signature page.
(b)
Electronic Delivery. Trustmark may, in its sole discretion, decide to deliver any documents related to Performance Units and Achievement Units granted under the Plan or future Performance Units and Achievement Units that may be granted under the Plan by electronic means or request your consent to participate in the Plan by electronic means. You consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by Trustmark or another third party designated by Trustmark.
(c)
Notices. Any notice to Trustmark required under or relating to this Agreement shall be in writing and addressed to:

Trustmark Corporation Mailing Address

248 E. Capitol Street P.O. Box 291

Jackson, MS 39201 Jackson, MS 39205

Attention: Secretary

Any notice to you required under or relating to this Agreement shall be in writing and addressed to you at your address as it appears on the records of Trustmark. Alternatively, any notice to Trustmark or you required under or relating to this Agreement may be delivered via the internet hosting website designated by Trustmark for the Plan.

(d)
Modification. This Agreement may be modified, amended, suspended or terminated and any terms or conditions may be waived, but only by a written instrument executed by the parties. Notwithstanding the foregoing, Trustmark reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without your consent, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Performance Units and Achievement Units.
(e)
Severability. The provisions of this Agreement are severable and should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force and effect in accordance with their terms.
(f)
Reformation. If any of the restrictions set forth in this Agreement, including those set forth in Section 14, are found by a court of competent jurisdiction to be overly broad, unreasonable, or otherwise unenforceable then these restrictions shall be modified and enforced to the greatest extent that the court deems permissible. Each of the obligations in this Agreement are independent, separable and enforceable independent of each other.
(g)
Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Mississippi without giving effect to the conflict of laws principles thereof.
(h)
Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to Trustmark or its Subsidiaries. This Agreement shall inure to the benefit of your legal representatives. All obligations imposed upon you and all rights granted to Trustmark under this Agreement shall be binding upon your heirs, executors, administrators and successors.

Exhibit 10.ac

(i)
Entire Agreement. This Agreement, including the Exhibits, and the terms and conditions of the Plan constitute the entire understanding between you and Trustmark and its Subsidiaries, and supersedes all other agreements, whether written or oral, with respect to the Award.
(j)
Headings. The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
(k)
Participant’s Acknowledgement. This Award is granted pursuant to the Plan and is subject to the terms thereof. By accepting this Award, you acknowledge that you (i) have read this Agreement, (ii) have received and read the Plan, (iii) have had an opportunity to obtain the advice of counsel prior to accepting this Agreement, and (iv) fully understand the terms and conditions of this Agreement and the Plan.

To evidence its grant of the Award and the terms, conditions and restrictions thereof, Trustmark has signed this Agreement as of the Award Date. This Agreement shall not become legally binding unless you have accepted this Agreement by the Agreement due date noted with respect to the Award on the internet hosting website designated by Trustmark for the Plan (or such later date as the Chairman of the Committee may accept) pursuant to such means as the Committee may permit. If you fail to timely accept this Agreement, the Award shall be cancelled and forfeited ab initio.

TRUSTMARK CORPORATION

By: _________________________

Exhibit 10.ac

EXHIBIT A

Performance Goals

1.
Generally. Vesting of the Award shall be determined by (i) the average of Trustmark’s ROATCE for each calendar year in the Performance Period compared to the target ROATCE (“Target”) determined by the <<year>> three-year Strategic Plan approved by Trustmark’s Executive Committee of the Board and recommended to, and approved by, Trustmark’s Board; and (ii) Trustmark’s TSR ranking for the Performance Period compared to the TSR for the Peer Group over the same period as follows, where vesting in the Award is equal to the number of the Restricted Stock Units multiplied by the sum of the vesting percentage in (A) and the vesting percentage in (B) below:

ROATCE Performance	(A) ROATCE Vesting Percentage		TSR Ranking	(B) TSR Vesting Percentage
<<%>> of Target	100%	+	<<rank>> Percentile	100%
<<%>> of Target	88%	+	<<rank>> Percentile	90%
<<%>> of Target	75%	+	<<rank>> Percentile	70%
<<%>> of Target	50%	+	<<rank>> Percentile	50%
<<%>> of Target	38%	+	<<rank>> Percentile	32.5%
<<%>> of Target	31%	+	<<rank>> Percentile	22.5%
<<%>> of Target	25%	+	<<rank>> Percentile	17.5%
Less than <<%>> of Target	0%	+	Less than <<rank>>	0%

2.
Interpolation. If Trustmark’s performance or ranking, as applicable, is above the threshold (<<%>> of Target for ROATCE or above <<rank>> percentile for TSR), but less than the maximum (<<%>> of Target for ROATCE or <<rank>> percentile for TSR), then the vesting percentage shall be determined by straight line interpolation (rounded, where not otherwise resulting in a whole or half percent, to the next lowest whole or half percent) where the performance or ranking falls between identified tiers (for example, if the TSR ranking is in the <<rank>> percentile, then the vesting percentage is <<%>>).

3.
Vesting and Settlement. If the aggregate vesting is 100% or lower, only Performance Units shall vest and be settled in accordance with Section 8 of this Agreement. If the aggregate vesting exceeds 100%, Achievement Units shall also vest and be settled in accordance with Section 8 of this Agreement.

4.
Shortened Performance Period. The period of time from the beginning of the Performance Period to the calendar quarter ending on or before the Vesting Acceleration Event shall be referred to as the “Shortened Performance Period”. Performance Goals under a Shortened Performance Period shall be determined by (i) the average of Trustmark’s ROATCE for each calendar quarter in the Shortened Performance Period compared to the Target ROATCE; and (ii) Trustmark’s TSR ranking for the Performance Period compared to the TSR for the Peer Group over the same period, where vesting in the Award is equal to the Pro-Rata Portion multiplied by the sum of the vesting percentage in (A) and the vesting percentage in (B) in the table above.

Exhibit 10.ac

EXHIBIT B

Definitions

The following terms have the following meanings for purposes of this Agreement:

(a)
“Peer Group” means the financial institutions listed on EXHIBIT C to this Agreement; provided that any listed financial institution shall be eliminated if it is acquired or otherwise changes its structure or business such that it is no longer reasonably comparable to Trustmark (as determined by the Committee), and in the case of any such elimination, the Committee may or may not replace the eliminated financial institution with another financial institution which it considers reasonably comparable to Trustmark.

(b)
“ROATCE” means the net earnings after taxes available to common shareholders, adjusted for tax-affected amortization of intangibles, for the calendar year (except as otherwise provided in EXHIBIT A) divided by average shareholders’ tangible common equity for such calendar year (which is total shareholders’ equity, excluding total identifiable intangible assets, goodwill, and preferred equity, averaged for the calendar year), all as determined in accordance with generally accepted accounting principles and as reported in Trustmark’s financial statements provided to shareholders (excluding the impact of (i) restructurings, discontinued operations, extraordinary items, and other significant non-routine transactions, (ii) material litigation or insurance settlements, (iii) changes to comply with the new lease accounting standard (ASU 2016-02), (iv) changes to comply with the new credit losses accounting standard (ASU 2016-13), and (v) the cumulative effects of income tax or accounting changes in accordance with U.S. generally accepted accounting principles).

(c)
“TSR” means the return a holder of common stock earns over a specified period of time, expressed as a percentage and including changes in Average Market Value of, and dividends or other distributions with respect to, the stock and converted to an annual rate by dividing the calculated percentage for the specified period by the number of years and partial years (expressed in quarters) in the specified period. TSR return shall be determined as the sum of (i) the Ending Average Market Value reduced by the Beginning Average Market Value and (ii) dividends or other distributions with respect to a share paid during the specified period and with such dividends and other distributions deemed reinvested in Stock (based on Market Share Price on the date of payment where not paid in Stock), and (iii) with such sum being divided by the Beginning Average Market Value. TSR, including the value of reinvested dividends and other distributions, shall be determined on the basis of the appropriate total shareholder return model of Bloomberg L.P. or any affiliate thereof or such other authoritative source as the Committee may determine. For purposes hereof:

(1) “Average Market Value” means the average of the closing sale price of such stock for the applicable ten trading days beginning or ending on a specified date for which such closing sale price is reported by Bloomberg L.P. or any affiliate thereof or such other authoritative source as the Committee may determine.

(2) “Beginning Average Market Value” means the Average Market Value based on the first ten trading days of the Performance Period.

(3) “Ending Average Market Value” means the Average Market Value based on the last ten trading days of the Performance Period.

(4) “Market Share Price” means the closing sale price for the specified day (or the last preceding day thereto for which reported) as reported by Bloomberg L.P. or any affiliate thereof or such other authoritative source as the Committee may determine.

Exhibit 10.ac

EXHIBIT C

<<date>> Listing of Peer Group

<<listing of peer financial institutions>>